Exhibit 99.1
BILL Reports Fourth Quarter and Fiscal Year 2023 Financial Results
•FY23 Total Revenue Exceeded $1 Billion
•Q4 Core Revenue Increased 33% Year-Over-Year
•Q4 Total Revenue Increased 48% Year-Over-Year

SAN JOSE, Calif.--(BUSINESS WIRE) – August 17, 2023 – BILL (NYSE: BILL), a leader in financial automation software for small and midsize businesses (SMBs), today announced financial results for the fourth quarter and fiscal year ended June 30, 2023.

“Fiscal 2023 was a defining year for BILL. We exceeded $1 billion in annual revenue, delivered our first year of non-GAAP profitability, and transacted payment volume that accounted for approximately 1% of U.S. GDP,” said René Lacerte, BILL CEO and Founder. “Our solutions are helping more than 460,000 businesses automate their financial operations and gain better visibility and control of their cash flow. With our increasing scale, enhanced platform, and expanding ecosystem, we are uniquely positioned to be the essential financial operations platform for millions of SMBs.”

“In Q4, we delivered strong financial results, including revenue growth of 48% year-over-year and continued expansion of our non-GAAP net income margin,” said John Rettig, BILL CFO. “Our financial performance demonstrated the strength of our durable business model and the rigor of our execution in driving growth and achieving non-GAAP profitability.”

Financial Highlights for the Fourth Quarter of Fiscal 2023:

The financial measures listed below identified as BILL standalone exclude the results of Divvy, Invoice2go, and Finmark.

•Total revenue was $296.0 million, an increase of 48% year-over-year.
•Core revenue, which consists of subscription and transaction fees, was $259.5 million, an increase of 33% year-over-year.
◦Subscription fees were $66.9 million, up 21% year-over-year. This includes $57.8 million of subscription fees from the BILL standalone platform, which increased 25% year-over-year.
◦Transaction fees were $192.6 million, up 38% year-over-year. This includes $91.5 million of transaction fees from the BILL standalone platform, which increased 33% year-over-year, and $99.9 million of transaction fees from our Divvy spend and expense management solution, which increased 44% year-over-year.
•Float revenue, which consists of interest on funds held for customers, was $36.5 million.
•Gross profit was $243.4 million, representing an 82.2% gross margin, compared to $156.8 million, or a 78.3% gross margin, in the fourth quarter of fiscal 2022. Non-GAAP gross profit was $257.2 million, representing an 86.9% non-GAAP gross margin, compared to $168.5 million, or a 84.2% non-GAAP gross margin, in the fourth quarter of fiscal 2022.
•Loss from operations was $41.4 million, compared to a loss from operations of $83.4 million in the fourth quarter of fiscal 2022. Non-GAAP income from operations was $42.3 million, compared to a non-GAAP loss from operations of $3.2 million in the fourth quarter of fiscal 2022.
•Net loss was $15.9 million, or ($0.15) per share, basic and diluted, compared to net loss of $84.9 million, or ($0.81) per share, basic and diluted, in the fourth quarter of fiscal 2022. Non-GAAP net income was $69.4 million, or $0.59 per diluted share, compared to non-GAAP net loss of $3.3 million, or ($0.03) per share, basic and diluted, in the fourth quarter of fiscal 2022.

Financial Highlights for Fiscal Year 2023:

The financial measures listed below identified as BILL standalone exclude the results of Divvy, Invoice2go, and Finmark.

•Total revenue was $1,058.5 million, an increase of 65% from the prior fiscal year.
•Core revenue, which consists of subscription and transaction fees, was $944.7 million, an increase of 49% from the prior fiscal year.
◦Subscription fees were $253.3 million, up 31% year-over-year. This includes $217.4 million of subscription fees from the BILL standalone platform, which increased 33% year-over-year.
◦Transaction fees were $691.4 million, up 57% year-over-year. This includes $331.4 million of transaction fees from the BILL standalone platform, which increased 45% year-over-year, and $353.1 million of transaction fees from our Divvy spend and expense management solution, which increased 69% year-over-year.
•Float revenue, which consists of interest on funds held for customers, was $113.8 million.
•Gross profit was $864.5 million, representing a 81.7% gross margin, compared to $497.0 million, or a 77.4% gross margin, in the prior fiscal year. Non-GAAP gross profit was $916.9 million, representing a 86.6% non-GAAP gross margin, compared to $542.1 million, or a 84.4% non-GAAP gross margin in the prior fiscal year.
•Loss from operations was $295.8 million, compared to a loss from operations of $316.8 million in the prior fiscal year. Non-GAAP income from operations was $117.1 million, compared to a non-GAAP loss from operations of $14.7 million in the prior fiscal year.
•Net loss was $223.7 million, or ($2.11) per share, basic and diluted, compared to net loss of $326.4 million, or ($3.21) per share, basic and diluted, in the prior fiscal year. Non-GAAP net income was $194.4 million, or $1.65 per diluted share, compared to non-GAAP net loss of $24.3 million, or ($0.24) per share, basic and diluted, in the prior fiscal year.

Business Highlights and Recent Developments:

The metrics listed below identified as BILL standalone exclude the results of Divvy, Invoice2go, and Finmark.

•Served 461,000 businesses using our solutions as of the end of the fourth quarter. This included 201,000 BILL standalone customers, 29,200 spending businesses that used our Divvy spend and expense management solution, and 230,800 subscribers that used Invoice2go. Approximately 7,200 of these businesses used more than one of our solutions as of June 30, 2023.1
•Processed $69.1 billion in total payment volume in the fourth quarter, an increase of 9% year-over-year. This included $65.1 billion of total payment volume on our BILL standalone platform, an increase of 7% year-over-year, and $3.8 billion in total card payment volume for Divvy, an increase of 42% year-over-year.
•Processed 23.4 million transactions during the fourth quarter, an increase of 29% year-over-year. This included 11.6 million transactions on our BILL standalone platform, representing an increase of 11% year-over-year, and 11.4 million Divvy card transactions, an increase of 56% year-over-year.
•As of June 30, 2023, 5.8 million BILL standalone network members have originated or received an electronic payment using our platform, an increase of 23% year-over-year compared to the 4.7 million network members we reported a year ago.
1 Businesses using more than one of our solutions are included separately in the total for each solution utilized.

•Extended agreement with JPMorgan Chase Commercial Banking for Cashflow360, powered by BILL, for another five years.

Financial Outlook

We are providing the following guidance for the fiscal first quarter ending September 30, 2023 and the full fiscal year ending June 30, 2024.

	Q1 FY24 Guidance	FY24 Guidance
Total revenue (millions)	$295.5 - $298.5	$1,288.5 - $1,306.5
Year-over-year total revenue growth	28% - 30%	22% - 23%
Non-GAAP net income (millions)	$56.5 - $59.5	$217 - $235
Non-GAAP net income per diluted share	$0.48 - $0.50	$1.82 - $1.97

These statements are forward-looking and actual results may differ materially. Refer to the Forward-Looking Statements safe harbor below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

BILL has not provided a reconciliation of non-GAAP net income or non-GAAP net income per share guidance measures to the most directly comparable GAAP measures because certain items excluded from GAAP cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Conference Call and Webcast Information

In conjunction with this announcement, BILL will host a conference call for investors at 1:30 p.m. PT (4:30 p.m. ET) today to discuss fiscal fourth quarter 2023 results and our outlook for the fiscal first quarter and fiscal year ending June 30, 2024. The live webcast and a replay of the webcast will be available at the Investor Relations section of BILL’s website: https://investor.bill.com/events-and-presentations/default.aspx.

About BILL

BILL (NYSE: BILL) is a leader in financial automation software for small and midsize businesses (SMBs). As a champion of SMBs, we are automating the future of finance so businesses can thrive. Hundreds of thousands of businesses rely on BILL to more efficiently control their payables, receivables and spend and expense management. BILL’s network connects millions of members so they can pay or get paid faster. Headquartered in San Jose, California, BILL is a trusted partner of leading U.S. financial institutions, accounting firms, and accounting software providers. For more information, visit bill.com.

Note on Forward-Looking Statements

This press release and the accompanying conference call contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements other than statements of historical facts, and statements in the future tense. Forward-looking statements are based on our expectations as of the date of this press release and are subject to a number of risks, uncertainties and assumptions, many of which involve factors or circumstances that are beyond our control. These statements include, but are not limited to, statements regarding our expectations of future performance, including guidance for our total revenue, non-GAAP net income, and non-GAAP net income per share for the fiscal first quarter ending September 30, 2023 and full fiscal year ending June 30, 2024, our expectations for the growth of demand on our platform and the expansion of our customers’ utilization of our products. These risks and uncertainties include, but are not limited to, macroeconomic factors, including interest rate, inflationary and recessionary environments and SMBs’ heightened sensitivity thereto, fluctuations in foreign exchange rates, instability in the U.S. and global banking systems, the global impact of the ongoing war in Ukraine, the coronavirus pandemic (COVID-19), variants thereof, and their impact on our employees, customers and strategic partners and on supply chains and labor markets, our history of operating losses, our recent rapid growth, the large sums of customer funds that we transfer daily, the risk of loss, errors and fraudulent activity, the market, interest rate, foreign exchange and other conditions that the customer funds we hold in trust are subject to, our ability to attract new customers and convert trial customers into paying customers, our ability to develop new products and services, increased competition or new entrants in the marketplace, potential impacts of acquisitions and investments, including our ability to integrate Divvy, Invoice2go and Finmark, our accounting for and internal controls related to acquired businesses’ operating results, changes in staffing levels, the volatility in our interest earned on customer funds, and other risks detailed in registration statements and periodic reports we file with the Securities and Exchange Commission (SEC), including our quarterly and annual reports, which may be obtained on the Investor Relations section of BILL’s website (https://investor.bill.com/financials/sec-filings/default.aspx) and on the SEC website at www.sec.gov. You should not rely on these forward-looking statements, as actual results may differ materially from those contemplated by these forward-looking statements as a result of such risks and uncertainties. All forward-looking statements in this press release are based on information available to us as of the date hereof. We assume no obligation to update or revise the forward-looking statements contained in this press release or the accompanying conference call because of new information, future events, or otherwise.

Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release and the accompanying tables contain, and the conference call will contain, non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted. The non-GAAP financial information is presented for supplemental informational purposes only and is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. Items excluded from non-GAAP gross profit and non-GAAP gross margin include amortization of certain intangible assets, stock-based compensation and related payroll taxes, and depreciation expense. Items excluded from non-GAAP operating expenses include amortization of certain intangible assets, stock-based compensation and related payroll taxes, depreciation expense, and acquisition and integration-related expenses. Items excluded from non-GAAP net income (loss) and non-GAAP net income (loss) per share include stock-based compensation expense and related payroll taxes, depreciation expense, amortization of certain intangible assets, acquisition and integration-related expenses, amortization of debt issuance costs, accretion of debt premium, and income tax effect associated with acquisitions. It is important to note that the particular items we exclude from, or include in, our non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

We believe that these non-GAAP financial measures provide useful information about our financial performance, enhance the overall understanding of our past performance and future prospects and allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We believe that these measures provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses. We exclude stock-based compensation, which is a non-cash expense, and related payroll taxes from certain of our non-GAAP financial measures because we believe that excluding these items provides meaningful supplemental information regarding operational performance. In particular, companies calculate stock-based compensation expenses using a variety of valuation methodologies and subjective assumptions while the related payroll taxes are dependent on the price of our common stock and other factors that are beyond our control and do not correlate to the operation of our business.

Depreciation expense. We exclude depreciation expense from certain of our non-GAAP financial measures because we believe that excluding this non-cash expense provides meaningful supplemental information regarding operational performance. Depreciation expense does not include amortization of capitalized internal-use software costs.

Amortization of intangible assets. We exclude amortization of acquired intangible assets from certain of our non-GAAP financial measures because we believe that excluding this non-cash expense provides meaningful supplemental information regarding our operational performance.

Acquisition and integration-related expenses. We exclude acquisition and integration-related expenses from certain of our non-GAAP financial measures because these costs would have not otherwise been incurred in the normal course of our business operations. In addition, we believe that acquisition and integration-related expenses are non-recurring charges unique to a specific acquisition. Although we may engage in future acquisitions, such acquisitions and the associated acquisition and integration-related expenses are considered unique and not comparable to other acquisitions.

Amortization of debt issuance costs, net of accretion premium. We exclude amortization of debt issuance costs associated with our issuance of our convertible senior notes and credit agreement and accretion of debt premium associated with our credit agreement from certain of our non-GAAP financial measures because we believe that excluding this non-cash interest expense provides meaningful supplemental information regarding our operational performance.

Income tax effect associated with acquisitions. We exclude the income tax effect associated with acquisitions from certain of our non-GAAP financial measures because we believe that excluding this provides meaningful supplemental information regarding our operational performance.

There are material limitations associated with the use of non-GAAP financial measures since they exclude significant expenses and income that are required by GAAP to be recorded in our financial statements. Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Free Cash Flow

Free cash flow is a non-GAAP measure that we calculate as net cash provided by (used in) operating activities, adjusted by purchases of property and equipment and capitalization of internal-use software costs. We believe that free cash flow is an important liquidity measure of the cash that is available, after capital expenditures, for operational expenses and investment in our business. Free cash flow is useful to investors as a liquidity measure because it measures our ability to generate or use cash. One limitation of free cash flow is that it does not reflect our future contractual commitments. Additionally, free cash flow does not represent the total increase or decrease in our cash balance for a given period. Once our business needs and obligations are met, cash can be used to maintain a strong balance sheet and invest in future growth.

IR Contact:

Karen Sansot
ksansot@hq.bill.com

Press Contact:

John Welton
john.welton@hq.bill.com

Source: BILL

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands)

	June 30,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$1,617,151	$1,596,542
Short-term investments	1,043,110	1,108,493
Accounts receivable, net	28,233	24,045
Acquired card receivables, net	458,650	256,392
Prepaid expenses and other current assets	170,111	151,258
Funds held for customers	3,355,909	3,142,660
Total current assets	6,673,164	6,279,390
Non-current assets:
Operating lease right-of-use assets, net	68,988	76,445
Property and equipment, net	81,564	56,985
Intangible assets, net	361,427	432,583
Goodwill	2,396,509	2,362,893
Other assets	54,366	47,730
Total assets	$9,636,018	$9,256,026

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,519	$9,948
Accrued compensation and benefits	32,901	29,004
Deferred revenue	26,328	31,868
Other accruals and current liabilities	194,733	120,080
Borrowings from credit facilities, net	135,046	75,097
Customer fund deposits	3,355,909	3,142,660
Total current liabilities	3,753,436	3,408,657
Non-current liabilities:
Deferred revenue	410	2,159
Operating lease liabilities	72,477	82,728
Convertible senior notes, net	1,704,782	1,697,985
Other long-term liabilities	18,944	20,803
Total liabilities	5,550,049	5,212,332
Commitments and contingencies
Stockholders' equity:
Common stock	2	2
Additional paid-in capital	4,946,623	4,598,737
Accumulated other comprehensive loss	(4,488)	(10,217)
Accumulated deficit	(856,168)	(544,828)
Total stockholders' equity	4,085,969	4,043,694
Total liabilities and stockholders' equity	$9,636,018	$9,256,026

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, in thousands except per share amounts)

	Three months ended June 30,		Year ended June 30,
	2023	2022	2023	2022(1)
Revenue
Subscription and transaction fees(3)	$259,510	$194,820	$944,710	$633,365
Interest on funds held for customers	36,473	5,401	113,758	8,594
Total revenue	295,983	200,221	1,058,468	641,959
Cost of revenue
Service costs(3)	41,327	33,269	151,010	105,496
Depreciation and amortization of intangible assets(2)	11,225	10,172	42,967	39,508
Total cost of revenue	52,552	43,441	193,977	145,004
Gross profit	243,431	156,780	864,491	496,955
Operating expenses
Research and development(3)	81,841	66,908	314,632	219,818
Sales and marketing(3)	117,199	102,484	515,858	307,151
General and administrative(3)	73,441	58,686	281,278	241,174
Depreciation and amortization of intangible assets(2)	12,348	12,057	48,496	45,630
Total operating expenses	284,829	240,135	1,160,264	813,773
Loss from operations	(41,398)	(83,355)	(295,773)	(316,818)
Other income (expense), net	26,264	(970)	72,856	(13,861)
Loss before provision for (benefit from) income taxes	(15,134)	(84,325)	(222,917)	(330,679)
Provision for (benefit from) income taxes	737	617	808	(4,318)
Net loss	$(15,871)	$(84,942)	$(223,725)	$(326,361)

Net loss per share attributable to common stockholders, basic and diluted	$(0.15)	$(0.81)	$(2.11)	$(3.21)
Weighted-average number of common shares used to compute net loss per share attributable to common stockholders, basic and diluted	106,414	104,439	105,976	101,753

______________________________________ (1) Includes the results of Invoice2go from the acquisition date on September 1, 2021.
(2) Depreciation expense does not include amortization of capitalized internal-use software wage costs.
(3) Includes stock-based compensation cost charged to revenue and expenses as follows (in thousands):

	Three months ended June 30,		Year ended June 30,
	2023	2022	2023	2022
Revenue	$188	$—	$188	$—
Cost of revenue	2,391	1,470	9,111	5,144
Research and development	23,213	16,155	93,364	54,907
Sales and marketing	13,480	23,325	130,421	60,237
General and administrative	18,579	15,826	80,619	76,869
Total stock-based compensation (4)	$57,851	$56,776	$313,703	$197,157

______________________________________
(4) Consists of acquisition-related equity awards (Acquisition Related Awards), including equity awards assumed and retention equity awards granted to certain employees of acquired companies in connection with acquisitions, and non-acquisition related equity awards (Non-Acquisition Related Awards), which include all other equity awards granted to existing employees and non-employees in the ordinary course of business. The following table presents stock-based compensation recorded for the periods presented and as a percentage of total revenue:

					As a % of total revenue
	Three months ended June 30,		Year ended June 30,		Three months ended June 30,		Year ended June 30,
	2023	2022	2023	2022	2023	2022	2023	2022
Acquisition Related Awards	$4,105	$22,993	$107,815	$100,698	1%	11%	10%	16%
Non-acquisition Related Awards	53,746	33,783	205,888	96,459	18%	17%	19%	15%
Total stock-based compensation	$57,851	$56,776	$313,703	$197,157	19%	28%	29%	31%

BILL HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended June 30,		Year Ended June 30,
	2023	2022	2023	2022(1)
Cash flows from operating activities:
Net loss	$(15,871)	$(84,942)	$(223,725)	$(326,361)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Stock-based compensation	57,850	56,776	313,567	197,157
Amortization of intangible assets	20,221	19,768	80,205	75,977
Depreciation of property and equipment	3,351	2,460	11,258	9,161
Amortization of capitalized internal-use software costs	1,206	847	4,215	2,366
Amortization of debt issuance costs, net of accretion of debt premium	1,747	1,415	6,964	4,777
Amortization of premium (accretion of discount) on investments in marketable debt securities	(13,484)	1,347	(37,194)	11,386
Provision for losses on acquired card receivables	8,504	4,258	32,189	19,879
Non-cash operating lease expense	2,379	2,294	9,493	8,601
Deferred income taxes	(193)	616	(1,361)	(4,075)
Other	(220)	(726)	1,127	(726)
Changes in assets and liabilities:
Accounts receivable	5,487	2,814	(4,482)	(3,032)
Prepaid expenses and other current assets	(9,367)	(10,004)	(16,844)	(12,970)
Other assets	2,360	6,073	320	5,105
Accounts payable	(421)	664	(1,686)	(3,771)
Other accruals and current liabilities	24,826	(5,205)	34,465	7,460
Operating lease liabilities	(2,592)	(2,286)	(10,303)	(7,877)
Other long-term liabilities	(2,825)	(7,051)	(3,097)	(6,749)
Deferred revenue	(2,603)	408	(7,343)	5,599
Net cash provided by (used in) operating activities	80,355	(10,474)	187,768	(18,093)
Cash flows from investing activities:
Cash paid for acquisition, net of acquired cash and cash equivalents	—	—	(28,902)	(144,349)
Purchases of corporate and customer fund short-term investments	(349,245)	(625,570)	(2,743,763)	(2,801,697)
Proceeds from maturities of corporate and customer fund short-term investments	773,132	593,824	3,283,961	1,902,474
Proceeds from sale of corporate and customer fund short-term investments	—	5,000	11,607	55,744
Increase in acquired card receivables, net	(36,011)	(39,269)	(234,256)	(129,178)
Purchases of property and equipment	(1,090)	(1,619)	(7,589)	(5,377)
Capitalization of internal-use software costs	(6,383)	(2,850)	(23,614)	(10,259)
Proceeds from beneficial interest	—	6,699	2,080	6,699
Other	(1,194)	(1,167)	(239)	(1,359)
Net cash provided by (used in) investing activities	379,208	(64,952)	259,285	(1,127,302)
Cash flows from financing activities:
Proceeds from issuance of common stock upon public offering, net of underwriting discounts and other offering costs	—	—	—	1,341,122
Proceeds from issuance of convertible senior notes, net of discounts and issuance costs	—	—	—	560,075
Purchase of capped calls	—	—	—	(37,893)
Increase in customer fund deposits liability and other	250,482	119,960	204,390	941,003
Repurchase of common stock	(63,614)	—	(87,615)	—
Increase in prepaid card deposits	5,520	29,886	26,584	29,886
Proceeds from line of credit borrowings	—	37,500	60,000	37,500
Payments on line of credit and bank borrowings	—	(40,000)	—	(40,000)
Proceeds from exercise of stock options	3,012	4,908	13,872	34,024
Proceeds from issuance of common stock under the employee stock purchase plan	—	—	17,879	12,849
Net cash provided by financing activities	195,400	152,254	235,110	2,878,566
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(51)	(149)	(38)	(149)
Net increase in cash, cash equivalents, restricted cash, and restricted cash equivalents	654,913	76,679	682,125	1,733,022
Cash, cash equivalents, restricted cash, and restricted cash equivalents, beginning of period	3,569,927	3,466,036	3,542,715	1,809,693
Cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$4,224,840	$3,542,715	$4,224,840	$3,542,715

______________________________________
(1) Includes the results of Invoice2go from the acquisition date on September 1, 2021.

	Year Ended June 30,
	2023	2022(1)
Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents within the consolidated balance sheets to the amounts shown in the consolidated statements of cash flows above:
Cash and cash equivalents	$1,617,151	$1,596,542
Restricted cash included in other current assets	87,322	85,252
Restricted cash included in other assets	13,810	6,724
Restricted cash and restricted cash equivalents included in funds held for customers	2,506,557	1,854,197
Total cash, cash equivalents, restricted cash, and restricted cash equivalents, end of period	$4,224,840	$3,542,715

Supplemental disclosure of cash flow information:
Cash paid for interest during the period	$7,440	$4,867
Cash paid for income taxes during the period	$1,266	$—
Noncash investing and financing activities:
Payable on purchases of property and equipment and internal-use software costs	$174	$1,936
Fair value of shares issued as consideration for acquisition	$3,375	$488,494
Fair value of stock-based awards assumed in acquisition	$—	$21,724
Fair value of earn-out consideration for acquisition	$10,762	$—
Recognition of beneficial interest	$1,682	$4,690

______________________________________
(1) Includes the results of Invoice2go from the acquisition date on September 1, 2021.

BILL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited, in thousands except percentages and per share amounts)

	Three Months Ended June 30,		Year Ended June 30,
	2023	2022	2023	2022
Reconciliation of gross profit:
GAAP gross profit	$243,431	$156,780	$864,491	$496,955
Add:
Depreciation and amortization of intangible assets(1)	11,225	10,172	42,967	39,508
Stock-based compensation and related payroll taxes charged to cost of revenue	2,495	1,534	9,428	5,599
Non-GAAP gross profit	$257,151	$168,486	$916,886	$542,062
GAAP gross margin	82.2%	78.3%	81.7%	77.4%
Non-GAAP gross margin	86.9%	84.2%	86.6%	84.4%
_____________________________ (1) Consists of depreciation of property and equipment and amortization of developed technology, excluding amortization of capitalized internal-use software costs.

	Three Months Ended June 30,		Year Ended June 30,
	2023	2022	2023	2022
Reconciliation of operating expenses:
GAAP research and development expenses	$81,841	$66,908	$314,632	$219,818
Less - stock-based compensation and related payroll taxes	(23,935)	(16,681)	(95,876)	(57,760)
Non-GAAP research and development expenses	$57,906	$50,227	$218,756	$162,058

GAAP sales and marketing expenses	$117,199	$102,484	$515,858	$307,151
Less - stock-based compensation and related payroll taxes	(13,802)	(23,551)	(132,414)	(61,366)
Non-GAAP sales and marketing expenses	$103,397	$78,933	$383,444	$245,785

GAAP general and administrative expenses	$73,441	$58,686	$281,278	$241,174
Less:
Stock-based compensation and related payroll taxes	(18,937)	(16,191)	(82,178)	(81,307)
Acquisition and integration-related expenses	(1,004)	—	(1,506)	(10,985)
Non-GAAP general and administrative expenses	$53,500	$42,495	$197,594	$148,882

	Three Months Ended June 30,		Year Ended June 30,
	2023	2022	2023	2022
Reconciliation of loss from operations:
GAAP loss from operations	$(41,398)	$(83,355)	$(295,773)	$(316,818)
Add:
Depreciation and amortization of intangible assets(1)	23,573	22,229	91,463	85,138
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	59,169	57,957	319,896	206,032
Acquisition and integration-related expenses	1,004	—	1,506	10,985
Non-GAAP income (loss) from operations	$42,348	$(3,169)	$117,092	$(14,663)
_____________________________ (1) Excludes amortization of capitalized internal-use software costs.

	Three Months Ended June 30,		Year Ended June 30,
	2023	2022	2023	2022
Reconciliation of net loss:
GAAP net loss	$(15,871)	$(84,942)	$(223,725)	$(326,361)
Add (less):
Depreciation and amortization of intangible assets(1)	23,573	22,229	91,463	85,138
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	59,169	57,957	319,896	206,032
Acquisition and integration-related expenses	1,004	—	1,506	10,985
Amortization of debt issuance costs, net of accretion of debt premium	1,747	1,415	6,964	4,777
Gain on debt extinguishment	—	(566)	—	(566)
Income tax effect associated with acquisitions	(193)	616	(1,685)	(4,322)
Non-GAAP net income (loss)	$69,429	$(3,291)	$194,419	$(24,317)
_____________________________ (1) Excludes amortization of capitalized internal-use software costs.

	Three Months Ended June 30,		Year Ended June 30,
	2023	2022	2023	2022
Reconciliation of net loss per share attributable to common stockholders, basic and diluted
GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.15)	$(0.81)	$(2.11)	$(3.21)
Add (less):
Depreciation and amortization of intangible assets(1)	0.22	0.21	0.86	0.84
Stock-based compensation and related payroll taxes charged to cost of revenue and operating expenses	0.55	0.55	3.02	2.02
Acquisition and integration-related expenses	0.01	—	0.01	0.11
Amortization of debt issuance costs, net of accretion of debt premium	0.02	0.02	0.07	0.05
Gain on debt extinguishment	—	(0.01)	—	(0.01)
Income tax effect associated with acquisitions	—	0.01	(0.02)	(0.04)
Non-GAAP net income (loss) per share attributable to common stockholders, basic	$0.65	$(0.03)	$1.83	$(0.24)
Non-GAAP net income (loss) per share attributable to common stockholders, diluted	$0.59	$(0.03)	$1.65	$(0.24)
___________________ (1) Excludes amortization of capitalized internal-use software costs.

	Three Months Ended June 30,		Year Ended June 30,
	2023	2022	2023	2022
Shares used to compute GAAP and non-GAAP net income (loss) per share attributable to common stockholders, basic	106,414	104,439	105,976	101,753
Shares used to compute GAAP and non-GAAP net income (loss) per share attributable to common stockholders, diluted (1)	117,022	104,439	117,827	101,753
___________________
(1) GAAP net loss per share attributable to common stockholders, diluted was computed using weighted-average number of common shares, basic for the three months and year ended June 30, 2023.

BILL HOLDINGS, INC.
FREE CASH FLOW
(Unaudited, in thousands)

	Three months ended June 30,		Year ended June 30,
	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$80,355	$(10,474)	$187,768	$(18,093)
Purchases of property and equipment	(1,090)	(1,619)	(7,589)	(5,377)
Capitalization of internal-use software costs	(6,383)	(2,850)	(23,614)	(10,259)
Free cash flow	$72,882	$(14,943)	$156,565	$(33,729)

BILL HOLDINGS, INC.
REMAINING PERFORMANCE OBLIGATIONS
(Unaudited, in thousands)

	June 30, 2023	June 30, 2022
Remaining performance obligations to be recognized as revenue:
Within 2 years	$101,177	$98,723
Thereafter	29,960	51,567
Total	$131,137	$150,290